                                     EXHIBIT 2.3

                                CERTIFICATE OF MERGER

                                       MERGING

                            KNIFE ACQUISITION CORPORATION

                                    WITH AND INTO

                              KIVA SOFTWARE CORPORATION

                           ________________________________

              Pursuant to Section 252 of the General Corporation Law of
                                the State of Delaware
                           ________________________________

    Kiva Software Corporation, a California corporation ("Kiva"), DOES HEREBY CERTIFY AS FOLLOWS:

    FIRST: That Kiva was incorporated on September 7, 1995, pursuant to the California General Corporation Law (the "California Law"), and Knife Acquisition Corporation ("Knife") was incorporated on November 17, 1997 pursuant to the Delaware General Corporation Law (the "Delaware Law").

    SECOND: That an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of November 24, 1997, among Netscape Communications Corporation, a Delaware corporation, Kiva and Knife, setting forth the terms and conditions of the merger of Knife with and into Kiva (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the Delaware Law.

    THIRD: That the surviving corporation (the "Surviving Corporation") shall be Kiva, which shall retain the name "Kiva Software Corporation"

    FOURTH: That pursuant to the Reorganization Agreement, from and after the effective time of the Merger, the Articles of Incorporation of Kiva shall be the Amended and Restated Articles of Incorporation of the Surviving Corporation and shall be amended in their entirety to read as set forth in EXHIBIT A attached hereto.

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    FIFTH:  That an executed copy of the Reorganization Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

                             Kiva Software Corporation
                             1585 Charleston Road
                             Mountain View, CA 94043

    SIXTH: That a copy of the Reorganization Agreement will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of any constituent corporation.

    SEVENTH: That the Surviving Corporation shall act as the Agent for Service of Process for Knife at the following address:

                             Kiva Software Corporation
                             1585 Charleston Road
                             Mountain View, CA 94043

    EIGHTH: That the Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.





















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    IN WITNESS WHEREOF, Kiva has caused this Certificate of Merger to be executed in its corporate name as of the 1st day of December 1997.



                        KIVA SOFTWARE CORPORATION




                        By:       /s/ Keng S. Lim
                            -----------------------------------------
                                  Keng S. Lim, President












                    [SIGNATURE PAGE TO THE CERTIFICATE OF MERGER]

                                      EXHIBIT A


                    AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                          OF

                              KIVA SOFTWARE CORPORATION


                                          I.

    The name of this corporation is "Kiva Software Corporation."

                                         II.

    The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                         III.

    This corporation is authorized to issue only one class of shares of stock, designated "Common Stock," and the total number of shares which this corporation is authorized to issue is One Thousand (1,000).

                                         IV.

    1. LIMITATION OF DIRECTORS' LIABILITY. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

    2. INDEMNIFICATION OF CORPORATE AGENTS. This corporation is authorized to indemnify its agents to the fullest extent permissible under California law. For purposes of this provision the term "agent" has the meaning set forth in
Section 317 of the California Corporations Code.

    3. REPEAL OR MODIFICATION. Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right of indemnification or limitation of liability of an agent of this corporation relating to acts or omissions occurring prior to such repeal or modification.




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